Exhibit 4.3

Deere Funding Canada Corporation,

Company,

Deere & Company,

Guarantor,

and

The Bank of New York Mellon
Trustee

________________________________

Indenture

Dated as of June 15, 2020

________________________________

Providing for the Issuance

of

Senior Guaranteed Debt Securities

DEERE FUNDING CANADA CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of June 15, 2020

Trust Indenture		Indenture
Act Section		Section

§ 310	(a)(1)	608
	(a)(2)	608
	(b)	608, 609
§ 312	(c)	701
§ 314	(a)	703
	(a)(4)	1005
	(c)(1)	102
	(c)(2)	102
	(e)	102
§ 315	(b)	602
§ 316	(a) (last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
§ 317	(a)(1)	503
	(a)(2)	504
§ 318	(a)	111
	(c)	111

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

i

ARTICLE VIII CONSOLIDATION, MERGER, AMALGAMATION, CONVEYANCE OR TRANSFER

Section 801	Company or Guarantor May Consolidate, etc., Only on Certain Terms	64
Section 802	Successor Person Substituted	65
Section 803	Assumption by Guarantor	65

ARTICLE IX SUPPLEMENTAL INDENTURES

Section 901	Supplemental Indentures Without Consent of Holders	66
Section 902	Supplemental Indentures with Consent of Holders	67
Section 903	Execution of Supplemental Indentures	69
Section 904	Effect of Supplemental Indentures	69
Section 905	Conformity with Trust Indenture Act	69
Section 906	Reference in Securities to Supplemental Indentures	69

ARTICLE X COVENANTS

Section 1001	Payment of Principal, Premium and Interest	69
Section 1002	Maintenance of Office or Agency	70
Section 1003	Money for Securities Payments to Be Held in Trust	72
Section 1004	Additional Amounts	73
Section 1005	Statement as to Compliance	75
Section 1006	Limitation on Liens	75
Section 1007	Limitation on Sale and Lease-back Transactions	79
Section 1008	Waiver of Certain Covenants	80

ARTICLE XI REDEMPTION OF SECURITIES

Section 1101	Applicability of Article	80
Section 1102	Election to Redeem; Notice to Trustee	80
Section 1103	Selection by Trustee of Securities to Be Redeemed	80
Section 1104	Notice of Redemption	81
Section 1105	Deposit of Redemption Price	82
Section 1106	Securities Payable on Redemption Date	82
Section 1107	Securities Redeemed in Part	83
Section 1108	Optional Redemption Due to Changes in Tax Treatment	83

ARTICLE XII SINKING FUNDS

Section 1201	Applicability of Article	85
Section 1202	Satisfaction of Sinking Fund Payments with Securities	85
Section 1203	Redemption of Securities for Sinking Fund	85

ARTICLE XIII REPAYMENT AT THE OPTION OF HOLDERS

Section 1301	Applicability of Article	86
Section 1302	Repayment of Securities	86

Section 1303	Exercise of Option	86
Section 1304	When Securities Presented for Repayment Become Due and Payable	87
Section 1305	Securities Repaid in Part	88

ARTICLE XIV DEFEASANCE AND COVENANT DEFEASANCE

Section 1401	Applicability of Article; Company’s and Guarantor’s Option to Effect Defeasance or Covenant Defeasance	88
Section 1402	Defeasance and Discharge	88
Section 1403	Covenant Defeasance	89
Section 1404	Conditions to Defeasance or Covenant Defeasance	89
Section 1405	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	91

ARTICLE XV MEETINGS OF HOLDERS OF SECURITIES

Section 1501	Purposes for Which Meetings May Be Called	92
Section 1502	Call, Notice and Place of Meetings	92
Section 1503	Persons Entitled to Vote at Meetings	93
Section 1504	Quorum; Action	93
Section 1505	Determination of Voting Rights; Conduct and Adjournment of Meetings	94
Section 1506	Counting Votes and Recording Action of Meetings	95
Section 1507	Action Without Meeting	95

ARTICLE XVI GUARANTEE OF SECURITIES

Section 1601	Guarantee	95
Section 1602	Execution of Guarantee	97

Exhibit A	Forms of Certification

INDENTURE, dated as of June 15, 2020, between DEERE FUNDING CANADA CORPORATION, a corporation incorporated under the Business Corporations Act  (Ontario) (hereinafter called the “Company”), having its principal office at 3430 Superior Court, Oakville, Ontario, Canada L6L 0C4, DEERE & COMPANY, a Delaware corporation (hereinafter called the “Guarantor”), having its principal office at One John Deere Place, Moline, Illinois 61265 and THE BANK OF NEW YORK MELLON, a New York banking corporation, Trustee (hereinafter called the “Trustee”), having its Corporate Trust Office at 240 Greenwich Street, 7E, New York, NY 10286.

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes senior guaranteed debt securities (hereinafter called the “Securities”) evidencing its unsecured and unsubordinated indebtedness, as the case may be, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”), that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

RECITALS OF THE GUARANTOR

For value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the Guarantee of the Securities provided for herein.

All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities and coupons, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101                   Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)      the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)      all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3)      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles;

(4)      the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)      references to Sections and Articles are references to sections and articles in this Indenture.

Certain terms, used principally in Article II, Article III, Article V, Article X, Article XII and Article XIV are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1004.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 612.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bearer Security” means any Security established pursuant to Section 201 which is payable to bearer.

“Board of Directors” means either the board of directors of the Company or the board of directors or the executive committee of the Guarantor, as the case may be, or any committee of either board duly authorized to act hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or particular location are authorized or obligated by law or executive order to close.  In addition, if on that day a payment is to be made in (or a rate is to be ascertained for) Euros, it also means a day in which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET”) is open for settlement of payments in Euro.

“Clearstream” means Clearstream Banking, société anonyme (formerly Cedelbank), or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor entity.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or the Assistant Secretary of the Company and attested to by the President, a Vice President, the Secretary or Assistant Secretary of the Guarantor, and delivered to the Trustee.

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of a Foreign Currency both by the government of one or more countries or by any recognized union, association or confederation of governments that issued such Foreign Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions in such Foreign Currency.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 240 Greenwich Street, 7E, New York, NY 10286.  Attention:  Corporate Trust Division - Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“corporation” includes corporations, limited liability companies, associations, companies and business or statutory trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized union, association or confederation of such governments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Election Date” has the meaning specified in Section 312(h).

“Euros” and “€” means the single currency of participating member nations of the European Union.

“Euroclear” means Euroclear Bank S.A./N.V. as operator of Euroclear System, and any successor thereto.

“Event of Default” has the meaning specified in Article V.

“Exchange Rate Agent”, with respect to Securities of or within any series, means, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank designated pursuant to Section 301 or Section 313.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation signed  by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor, as applicable.

“Foreign Currency” means any Currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the  Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the unconditional guarantee by the Guarantor of any Security of any series authenticated and delivered pursuant to this Indenture either (i) if specified, as contemplated by Section 301, to be applicable to Securities of such series and not endorsed on such Securities pursuant to Article XVI hereof, or (ii) in all other cases, endorsed on such Security.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order signed in the name of the Guarantor by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Trustee.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more  indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security as to which all or certain interest payments and/or the principal amount payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, of securities, Currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are specified in Section 301 hereof.

“Intercompany Debtor” has the meaning specified in Section 1108.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or  currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or conversion, or otherwise.

“Officer’s Certificate” means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Company or by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Guarantor, as applicable, that complies with the requirements of Section 314(e) of the Trust Indenture Act, and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor or who may be an employee of or other counsel for the Company or the Guarantor.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                  Securities theretofore canceled by the Trustee or Security Registrar or delivered to the Trustee or Security Registrar for cancellation;

(ii)                              Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as its own, or authorize the Guarantor to act as, Paying Agent) for the Holders of such Securities and any coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                          Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company or the Guarantor has effected defeasance and/or covenant defeasance as provided in Article XIV; and

(iv)                          Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security or Indexed Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above or (iii) below, respectively) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding (except in the case where the Securities are 100% owned by the Company or any Affiliate of the Company), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities or coupons on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified and as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 601(c)(2) and Section 602 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is, or such

Additional Amounts are, due and payable, as such date may be extended pursuant to the provisions of Section 308.

“Subsidiary” means any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries of the Guarantor.  For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“TARGET” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other business entity created or organized in or under the laws of the United States, or any State or the District of Columbia, or an estate the income of which is subject to United States federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“Valuation Date” has the meaning specified in Section 312(c).

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 102                   Compliance Certificates and Opinions.  Except as otherwise expressly provided in this Indenture, upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1005) shall include:

(1)      a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)      a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)      a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103                   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information as to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104                   Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and the Guarantor and any agent of the Trustee, the Company or the Guarantor, if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

(b)      The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner that the Trustee deems reasonably sufficient.

(c)       The ownership of Registered Securities shall be proved by the Security Register.

(d)     The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company and the Guarantor, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee, the Company and the Guarantor may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.  The ownership of Bearer Securities may also be proved in any other manner that the Trustee deems sufficient.

(e)       If the Company or the Guarantor shall solicit from the Holders of Registered Securities any request, demand, authorization,  direction, notice, consent, waiver or other Act, the Company or the Guarantor, as the case may be, may, at its option, in or pursuant to an applicable Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Company nor the Guarantor shall have any obligation to do so.

Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105                   Notices, etc., to Trustee, the Company and the Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)      the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Division — Corporate Finance Unit, or

(2)      the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.

The Trustee agrees to accept and act upon instructions or directions by the Company or the Guarantor pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company or the Guarantor elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable, good faith understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantor agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 106                   Notice to Holders; Waiver.  Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company, the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such written or electronic notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice of any event or any other communication to Holders of Securities of or within a series issuable in global form by the Company, the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given to the depository (or its designee) pursuant to standing instructions or otherwise in accordance with the accepted practices at the depository.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient written notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company or the Guarantor, as the case may be, so elects, any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107                   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108                   Successors and Assigns.  All covenants and agreements in this Indenture by the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 109                   Separability Clause.  In case any provision in this Indenture or in any Security or coupon or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110                   Benefits of Indenture.  Nothing in this Indenture or in the Securities or coupons or any Guarantee, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111                   Governing Law; Jury Waiver.  This Indenture, the Securities and coupons, and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such state other than New York General Obligation Law Section 5-1401.  This Indenture is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

EACH OF THE COMPANY, THE GUARANTOR, THE HOLDERS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 112                   Legal Holidays.  Unless otherwise specified in or pursuant to this Indenture or any Security, in any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, to such next Business Day.

Section 113                   Submission to Jurisdiction; Appointment of Agent for Service of Process.  The Company hereby appoints CT Corporation System acting through its office at 28 Liberty St 42nd Floor, New York, NY 10005 as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against the Company with respect to its obligations under this Indenture or the Securities of any series, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Holder of any Security and the Company agrees that service of process upon such Authorized Agent, together with written notice of said service to the Company by the Person serving the same addressed as provided in Section 105, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding.  The Company hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding and waives any objection it may have to the laying of the venue of any such legal action or proceeding.  Such designation shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities issued under this Indenture have been paid by the Company or the Guarantor, as the case may be, to the Trustee pursuant to the terms hereof, the Securities and the Guarantees.  Notwithstanding the foregoing, the Company reserves the right to appoint another Person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such consent to service of process by such a successor the designation of the prior Authorized Agent shall terminate.  The Company shall give written notice to the Trustee and all Holders of the designation by it of a successor Authorized Agent.  If for any reason CT Corporation System ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Company will appoint a successor Authorized Agent in accordance with the preceding sentence.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation of such agent in full force and effect until this Indenture has been satisfied and discharged.  Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Company, shall be deemed, in every respect, effective service of process on the Company.

Section 114                   Judgment Currency.  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate (as determined by the Exchange Rate Agent) at which in accordance with normal banking procedures could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

Section 115                   Certain Tax Matters.  In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (for purposes of this Section, “Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is subject related to this Indenture, the Company agrees (i) to provide to the Trustee or any Paying Agent, upon its reasonable request, sufficient information about applicable parties and/or transactions (including any modification to the terms of such transactions), which is within the Company’s knowledge and control and to the extent permitted by applicable law, so the Trustee or Paying Agent can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee and any Paying Agent shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee and Paying Agent shall not have any liability.  The Company agrees to notify the Trustee and any Paying Agent if the Company becomes aware, within the Company’s knowledge and control and to the extent permitted by applicable law, that any payments hereunder become subject to tax pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended. The terms of this section shall survive the termination of this Indenture.

Section 116                   Interest Act.  For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Indenture that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis, and the rates of interest stipulated in this Indenture or in any of the Securities are intended to be nominal rates and not effective rates or yields.

ARTICLE II

SECURITIES FORMS

Section 201                   Forms of Securities.  The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company or the Guarantor may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any  law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

If Article XVI is to be applicable to Securities of any series, established as contemplated by Section 301, then Securities of each such series shall bear a Guarantee in substantially the form set forth in Section 204.  For any other series of Securities, the Guarantee shall be endorsed on the Securities and shall be substantially in the form established by or pursuant to Board Resolutions of the Guarantor in accordance with Section 301 or one or more indentures supplemental hereto.  Notwithstanding the foregoing, the Guarantee or the Guarantees to be endorsed on the Securities of any series may have such appropriate insertions, omissions, substitutions and other corrections from the forms thereof referred to above as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the directors or officers delivering the same, in each case as evidenced by such delivery.

The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities or coupons, as evidenced by his or her execution of such Securities or coupons.

Section 202                   Form of Trustee’s Certificate of Authentication.  Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By
Authorized Signatory

Section 203                   Securities Issuable in Global Form.  If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304.  Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of the seventh paragraph of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the seventh paragraph of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a global Registered Security, the Holder thereof, or (ii) in the case of a global Bearer Security, Euroclear or Clearstream.

Section 204                   Form of Guarantee.  The Guarantee afforded by Article XVI shall be endorsed on the Securities of any applicable series substantially as follows:

For value received, Deere & Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Guarantor”, which term includes any successor Person under the Indenture (the “Indenture”) referred to in the Security on which this Guarantee is endorsed), has fully and unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article XVI of the Indenture, the due and punctual payment of the principal of and any premium and interest on such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and the Indenture.

All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada or the jurisdiction of organization of any successor Company or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Canada (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor is organized) or any such subdivision or authority to be withheld or deducted. In that event, the Guarantor will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Security on which this Guarantee is endorsed of the amounts which would have been payable in respect of this Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)      any tax, duty, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein;

(2)      any tax, duty, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between the Holder or beneficial owner of a Security or a third party on behalf of such Holder or beneficial owner by reason of its (or between a fiduciary, settlor, beneficiary member, shareholder or possessor of a power over such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) having some present or former connection with Canada (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor is organized) (including being or having been a citizen or resident of Canada (or such successor Person’s jurisdiction) or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security), or (B) the presentation of such Security or the Guarantee thereof for payment more than 30 days after the date on which such payment became due or was provided for, whichever is later;

(3)      any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of or any premium or interest on the Securities or the Guarantee(s) thereof;

(4)      any amount of any tax, duty, assessment or other charge required to be withheld by a paying agent from a payment on a guaranteed debt security, if such payment can be made without such withholding by any other paying agent;

(5)      any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Company or the Guarantor addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(6)      any withholding or deduction that is imposed on a payment to the Holder or beneficial owner of the Security that is required to be made pursuant to the laws of Canada (or a political subdivision thereof) in effect on the date the Security was issued by the Company;

(7)      any estate, inheritance, gift, sale, transfer, personal property or any similar tax, duty, assessment or other governmental charge; or

(8)      any combination of items (1), (2), (3), (4), (5), (6) and (7).

Additionally, Additional Amounts shall not be paid with respect to any payment in respect of any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision or taxing authority thereof or therein) (or in the case of a successor Person to the Company of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XVI of this Indenture, and reference is hereby made to such Article and Indenture for the precise terms of this Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual or electronic signature of one of its authorized signatories.

This Guarantee is unsecured and ranks pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated:

DEERE & COMPANY

By:
Name:
Title:

Attest:

...................................

ARTICLE III

THE SECURITIES

Section 301                   Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and shall rank equally and pari passu with other Securities of such series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

(1)      the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2)      any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

(3)      the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series shall be payable;

(4)      the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which such interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5)      the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest and Additional Amounts, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange, and where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6)      the period or periods within which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which Securities, of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(7)      the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)      if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Registered Securities of the series shall be issuable and, if other than denominations of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(9)      if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10)                      if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(11)                      if other than Dollars, the Currency or Currencies in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be made or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(12)                      whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)                      whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company, the Guarantor or a Holder thereof, in one or more Currencies, other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Securities are denominated or stated to be payable and the Currency or Currencies in which such Securities are to be paid, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(14)                      provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15)                      any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1008) of the Company or the Guarantor, as the case may be, with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(16)                      whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a global Security, the identity of the depository for such series;

(17)                      the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Bearer Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18)                      the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(19)                      the applicability, if any, of Sections 1402 and/or 1403 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV;

(20)                      if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21)                      the designation of the initial Exchange Rate Agent, if any;

(22)                      if the Securities will be entitled to the benefit of the Guarantee afforded by Article XVI or, if not, the form of the Guarantee to be endorsed on the Securities; and

(23)                      any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture or the requirements of the Trust Indenture Act).

All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Securities of such series.

Section 302                   Denominations.  The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301.  With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination) shall be issuable in denominations of

$1,000 and any integral multiple thereof, and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

Section 303                   Execution, Authentication, Delivery and Dating.  The Securities and any coupons appertaining thereto and the Guarantees to be endorsed on the Securities shall be executed on behalf of the Company by its Chairman, its President, one of its Vice Presidents, its Treasurer, its Comptroller, its Secretary or one of its Assistant Secretaries and on behalf of the Guarantor by its Chairman, its President, one of its Vice Presidents, its Treasurer, its Comptroller, its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Securities and coupons and the Guarantees, as the case may be, may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.  If Article XVI is to be applicable to the Securities of any series, established as contemplated by Section 301, then the Guarantees in the form specified by Section 204 shall be endorsed on the Securities of such series and executed as provided in Section 1602.

Securities or coupons, or any Guarantee, bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantor, as the case may be, shall bind the Company or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or coupons or such Guarantee or did not hold such offices at the date of such Securities or coupons, or such Guarantee.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company, having Guarantees endorsed thereon executed by the Guarantor, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture and the full and punctual payment of all other amounts payable by the Company under this Indenture.  If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security.  Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.  If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(i)                                  an Opinion of Counsel stating, in effect,

(a)       that the form or forms of such Securities and any coupons and Guarantee have been established in conformity with the provisions of this Indenture;

(b)      that the terms of such Securities and any coupons and Guarantee have been established in conformity with the provisions of this Indenture;

(c)       that all conditions precedent under this Indenture relating to the authentication and delivery of such securities have been complied with; and

(d)     that such Securities, together with any coupons appertaining thereto and the Guarantees thereof, when completed by appropriate insertions and executed and delivered by the Company and the Guarantor, as applicable, to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), the Currency Act (Canada), if applicable, and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

(ii)                              an Officer’s Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

Notwithstanding the provisions of Section 301 and of this Section 303, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order, Opinion of Counsel or Officer’s Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.  Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

No Security or coupon, or Guarantee, shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or electronic signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security, coupon and Guarantee have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310, together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security, and the related Guarantee, shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture (including, if applicable, the Guarantee pursuant to Article XVI).

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute delivery of the Guarantee endorsed thereon on behalf of the Guarantor.  The Guarantor by its execution of this Indenture hereby authorizes the Company, in the name and on behalf of the Guarantor, to confirm the applicable Guarantee to the Holder of each Security authenticated and delivered hereunder by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee.  When delivered pursuant to the provisions of Section 303 hereof, only Guarantees endorsed on the Securities shall bind the Guarantor, notwithstanding the fact that the Guarantee does not bear the signature of the Guarantor.

The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and

Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 304                   Temporary Securities.  (a)  Pending the preparation of definitive Securities of any series, the Company may execute, the Guarantor may execute its Guarantee to be endorsed on, and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or Guarantees pursuant to Article XVI, as applicable, may determine, as conclusively evidenced by their execution of such Securities or Guarantees, as the case may be.  In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute, and the Guarantor shall execute the Guarantee endorsed on, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of, definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(b)      Unless otherwise provided in or pursuant to a Board Resolution, this Section 304(b) shall govern the exchange of temporary Securities issued in global form.  If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities of the same series executed by the Company and, as applicable, the Guarantor, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company and, with respect to the Guarantee endorsed thereon, the Guarantor.  On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged.  The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent.  Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.  Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to

Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 301).  Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners.  Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security.  Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

Section 305                   Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company or the Guarantor shall provide for the registration of Registered Securities and of transfers of Registered Securities.  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided.  In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Guarantor shall execute the Guarantee endorsed on, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions and with the Guarantee endorsed thereon.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions and with the Guarantee endorsed thereon, upon surrender of the Registered Securities to be exchanged at any such office or agency.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Guarantor shall execute the Guarantee endorsed thereon, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.  Unless otherwise specified with respect to any series of

Securities as contemplated by Section 301 and subject to applicable law, Bearer Securities may not be issued in exchange for Registered Securities.

If permitted by the applicable Board Resolution or by law and (subject to Section 303) set forth in the applicable Officer’s Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor and with the Guarantee endorsed thereon, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company or the Guarantor, as the case may be, in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company or the Guarantor, as the case may be, and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor and with the Guarantee endorsed thereon after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Guarantor shall execute the Guarantee noted or endorsed on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph.  If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company and with respect to the Guarantee endorsed thereon, the Guarantor.  On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer  Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States.  Promptly following any such exchange in part such global security shall be returned to such other depositary or the Common Depositary, as the case may be, or such depositary or Common Depositary referred to above in accordance with the instructions of the Company referred to above.  If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities, and the Guarantees, shall be valid obligations of the Company and the Guarantor, respectively, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities, and the Guarantees thereof, surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Guarantor, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security, if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 306                   Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute, the Guarantor shall execute the Guarantee endorsed on, and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions, having the Guarantee endorsed thereon and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and the Guarantor shall execute the Guarantee endorsed on and, upon the Company’s or the Guarantor’s request, as the case may be, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the  Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions, having the Guarantee endorsed thereon and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, and the Guarantee thereof, shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, and Guarantees duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307                   Payment of Interest; Interest Rights Preserved; Optional Interest Reset.
(a)  Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest and Additional Amounts, if any, on any Registered Security that are payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Registered Security, other than a global Security on an Interest Payment Date, may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee inside the United States.

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest, if any, may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company or the Guarantor at its election in each case, as provided in clause (1) or (2) below:

(1)      The Company or the Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company or the Guarantor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company or the Guarantor, as the case may be, shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company and the Guarantor, as the case may be, of such Special Record Date and, in the name and at the expense of the Company or the Guarantor, as the case may be, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the

Security Register not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).  In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2)      The Company or the Guarantor may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or the Guarantor, as the case may be, to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)      The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).  The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company or the Guarantor, as the case may be, on the date or dates specified on the face of such Security (each an “Optional Reset Date”).  The Company or the Guarantor, as the case may be, may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Security.  Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company or the Guarantor, as the case may be, has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company or the Guarantor, as the case may be, may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date.  In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article XIII for repayment at the option of  Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308                   Optional Extension of Maturity.  The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).  The Stated Maturity of any Security of such series may be extended at the option of the Company or the Guarantor for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security.  The Company or the Guarantor may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”).  If the Company or the Guarantor exercises such option, the Trustee shall transmit, on behalf of and at the request and expense of the Company, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company or the Guarantor to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period.  Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company or the Guarantor may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company or the Guarantor extends the Stated Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date.  In order to obtain repayment on the Original Stated Maturity once the Company or the Guarantor has extended the Stated Maturity thereof, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

Section 309                   Persons Deemed Owners.  Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery.  The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor, or the Trustee shall be affected by notice to the contrary.

None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

Section 310                   Cancellation.  All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it.  The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company or the Guarantor has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  If the Company or the Guarantor shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  Cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company unless, by a Company Order or a Guarantor Order, the Company or Guarantor directs their return to it.

Section 311                   Computation of Interest.  Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 312                   Currency and Manner of Payments in Respect of Securities.  (a)  Unless otherwise specified with respect to any Securities pursuant to Section 301, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered Security or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable.  The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)      It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company or the Guarantor has deposited funds pursuant to Article IV or XIV or with respect to which a notice of redemption has been given by the Company or the Guarantor or a notice of option to elect repayment has been sent by such Holder or such transferee).  Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be  paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a).  The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c)       Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company and the Guarantor a written notice specifying the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company and the Guarantor will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency or Currencies payments to be made on such payment date.  Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency or Currencies amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company or the Guarantor on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)     If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date.  Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company or the Guarantor to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)       Unless otherwise specified pursuant to Section 301, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 312.

(f)        The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)      The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)      For purposes of this Section 312, the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.

“Election Date” shall mean the Regular Record Date for the applicable series of Registered Securities or at least 16 days prior to Maturity, as the case may be, or such other prior date for any series of Registered Securities as specified pursuant to clause 13 of Section 301 by which the written election referred to in Section 312(b) may be made.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Conversion Date of the relevant currency unit, including, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Guarantor, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency.  The Exchange Rate Agent shall promptly give written notice to the Company, the Guarantor and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event that the Company or the Guarantor determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company or the Guarantor, as applicable, will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date.  In the event the Company or the Guarantor so determines that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Company or the Guarantor, as applicable, will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event the Company or the Guarantor determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company or the Guarantor, as applicable, will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company, the Guarantor and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company, the Guarantor or the Exchange Rate Agent.

Section 313                   Appointment and Resignation of Successor Exchange Rate Agent.  (a)  Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the denominated Foreign Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(b)      No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company, the Guarantor and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(c)       If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series  (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

Section 314                   CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 401                   Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request or Guarantor Request cease to be of further effect with respect to any series of Securities specified in such Company Request or Guarantor Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto), and the Trustee, upon receipt of a Company Order or Guarantor Order, and at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1)      either:

(A)  all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor, as the case may be, or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)   all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation:

(i)                                  have become due and payable, or

(ii)                              will become due and payable at their Stated Maturity within one year, or

(iii)                          if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Guarantor, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest and Additional Amounts, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)      the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor; and

(3)      the Company or the Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee and any predecessor Trustee under Section 607, the obligations of the Company and the Guarantor to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402, any rights to Additional Amounts pursuant to Section 1004 and the last paragraph of Section 1003 shall survive.

Section 402                   Application of Trust Funds.  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own, or authorizing the Guarantor to act as, Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V

REMEDIES

Section 501                   Events of Default.  “Event of Default”, wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)      default in the payment of any interest or any Additional Amounts upon any Security of that series or of any coupon appertaining thereto, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(2)      default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

(3)      default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

(4)      default in the performance, or breach, of any covenant or agreement of the Company or the Guarantor in this Indenture with respect to any Security of that series or, as the case may require, the Guarantee endorsed thereon (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)      the Guarantee, if any, applicable to the Securities of that series ceases to be in full force and effect or the Guarantor denies that it has any further liability under its Guarantee to the Holders of Securities of that series, or has given notice to such effect (other than by reason of the release of any such Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after written notice to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series; or

(6)      the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A)  commences a voluntary case,

(B)   consents to the entry of an order for relief against it in an involuntary case,

(C)   consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)  makes a general assignment for the benefit of its creditors, or

(E)    takes any action which under applicable law has a substantially similar effect; or

(7)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  is for relief against the Company or the Guarantor in an involuntary case,

(B)   appoints a Custodian of the Company or the Guarantor or for all or substantially all of either of their respective properties,

(C)   orders the liquidation of the Company or the Guarantor, or

(D)  adopts any other measures which under applicable law have a substantially similar effect,

and the order or decree or other measures remains unstayed and in effect for 90 days; or

(8)      any other Event of Default provided with respect to Securities of that series as specified and contemplated by Section 301.

The term “Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), Title 11 of the U.S. Code, or any similar federal, state, provincial or foreign law for the relief of debtors that are insolvent or bankrupt.  The term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

Section 502                   Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in clause (1), (2), (3), (4), (5) and (8) of Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the  principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:

(1)      the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)):

(A)  all overdue installments of interest and Additional Amounts, if any, on all Outstanding Securities of that series and any related coupons,

(B)   the principal of (and premium, if any, on) all Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(C)   to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

(D)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)      all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by  such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If an Event of Default described in clause (6) or (7) occurs and is continuing, then the principal amounts (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities then Outstanding, together with any accrued interest through the occurrence of such Event of Default, shall become and be due and payable immediately, without any declaration or other act by the Trustee or any other Holder.

Section 503                   Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company and the Guarantor covenant that if:

(1)      default is made in the payment of any installment of interest and Additional Amounts on any Security of any series and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)      default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

then the Company or the Guarantor will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce  any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504                   Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                                  to file and prove a claim for the whole amount of principal (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be provided in the terms thereof) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)                              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

Section 505                   Trustee May Enforce Claims Without Possession of Securities or Coupons.  All rights of action and claims under this Indenture or any of the Securities or coupons or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 506                   Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company or any other Person or Persons entitled thereto.

Section 507                   Limitation on Suits.  No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)      such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)      the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)      such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)      no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances affect, disturb or prejudice the rights of such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508                   Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security or payment of such coupon, as the case may be, on the respective due dates expressed in such Security or coupon (or, in the case of redemption or repayment on the Redemption Date or the Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509                   Restoration of Rights and Remedies.  If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510                   Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511                   Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

Section 512                   Control by Holders of Securities.  The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1)      such direction shall not be in conflict with any rule of law or with this Indenture,

(2)      the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)      the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting.

Section 513                   Waiver of Past Defaults.  The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

(1)      in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or any related coupons, or

(2)      in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 514                   Waiver of Stay or Extension Laws.  Each of the Company and the Guarantor covenant (to the extent that each may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 601                   Certain Duties and Responsibilities

(a)                               Except during the continuance of an Event of Default:

(1)                              the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                              in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,

upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or any conclusions stated therein).

(b)                              In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                              this Subsection shall not be construed to limit the effect of Subsections (a) or (d) of this Section 601;

(2)                              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                              the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)                             No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602                   Notice of Defaults.  Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any Default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 603                   Certain Rights of Trustee.  Subject to the provisions of TIA Section 315(a) through 315(d):

(1)      The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)      Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or of the Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or Guarantor Order (in each case, other than delivery of any Bearer Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(3)      Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officer’s Certificate.

(4)      The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6)      The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney.

(7)      The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8)      The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9)      The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(10)                      In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(11)                      The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(12)                  The Trustee shall have no responsibility for any actions taken or not taken by any depository.

(13)                      The Trustee in its role as paying agent, authentication agent and registrar under this Indenture shall have the same rights, privileges, protections, immunities, benefits, reimbursement and indemnity as is accorded the Trustee hereunder.

Section 604                   Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company or the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons or the Guarantees, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form

T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605                   May Hold Securities.  The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Trustee, the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

Section 606                   Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantor, as the case may be.

Section 607                   Compensation and Reimbursement.  The Company agrees:

(1)      To pay to the Trustee from time to time such compensation for all services rendered by it hereunder as has been agreed upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2)      Except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

(3)      To indemnify each of the Trustee and any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

In the event that the Company fails to make any such payments or indemnify the Trustee, the Guarantor agrees to make such payments and/or indemnify the Trustee on its behalf, which agreement shall survive the resignation or removal of any Trustee and the satisfaction and discharge of this Indenture.

As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities or any coupons.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or (6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the satisfaction and discharge of the Securities, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 608                   Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609                   Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)      The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantor.

(c)       The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company and the Guarantor.

(d)     If at any time:

(1)      the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company, the Guarantor or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2)      the Trustee shall cease to be eligible under Section 608(a) and shall fail to resign after written request therefor by the Company, the Guarantor or by any

Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(3)      the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company or the Guarantor by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)       If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of a notice of resignation or the delivery of an Act of removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the  Securities of one or more series, the Company and the Guarantor, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company and the Guarantor.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and the Guarantor, or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

(g)      The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 610                   Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall  duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.

(b)      In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to the retiring Trustee’s claim provided for in Section 607.

(c)       Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611                   Merger, Amalgamation, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, amalgamation or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons.  In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in its own name, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 612                   Appointment of Authenticating Agent.  At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Company and the Guarantor and, except as may otherwise be provided pursuant to Section 301, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by U.S. federal or state authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating

Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company and the Guarantor.  The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Company and the Guarantor.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor, and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company and the Guarantor each agree to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
as Authenticating Agent

By:
as Authorized Signatory

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, GUARANTOR AND COMPANY

Section 701                   Disclosure of Names and Addresses of Holders.  Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor, the Trustee, or any Authenticating Agent, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was  derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 702                   Reports by Trustee.  Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee of the listing of the Securities on any stock exchange and of any delisting thereof.

Section 703                   Reports by Company and Guarantor.  The Company and the Guarantor will:

(1)      file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Guarantor is no longer required to file information, documents or reports pursuant to either of such Sections, then it will continue to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, reports containing substantially the same information as would have been required to be filed with the Commission had the Guarantor continued to have been subject to such reporting requirements;

(2)      file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and the Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)      transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of reports, information and documents to the Trustee under this Section 703 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein or determinable therefrom, including compliance by the Company and the Guarantor with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 704                   Calculation of Original Issue Discount.  Upon request of the Trustee, the Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year.

ARTICLE VIII

CONSOLIDATION, MERGER, AMALGAMATION, CONVEYANCE OR TRANSFER

Section 801                   Company or Guarantor May Consolidate, etc., Only on Certain Terms.  Neither the Company nor the Guarantor shall enter into an arrangement (as defined in the Business Corporations Act  (Ontario) for the purposes of this Article VIII), amalgamate, consolidate with, merge with or into or wind up into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1)      either the Company or the Guarantor, as the case may be, shall be the continuing corporation, or the corporation (if other than the Company or the Guarantor) formed by such consolidation, arrangement, amalgamation or wind up into which the Company or the Guarantor is merged or amalgamated or the Person which acquires by conveyance or transfer the properties and assets of the Company or the Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed, and, in the case of the Guarantor, the due and punctual performance of the Guarantees and the performance or observance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

(2)      immediately after giving effect to such transaction, no Default or Event of  Default shall have happened and be continuing;

(3)      if as a result thereof any property or assets of the Guarantor or a Restricted Subsidiary would become subject to any mortgage, lien, pledge, charge or other encumbrance not permitted by (i) through (xi) of paragraph (a) of Section 1006 or paragraph (b) of Section 1006, compliance shall be effected with the first clause of paragraph (a) of Section 1006;

(4)      if the Company as the continuing corporation, or the corporation (if other than the Company) formed by such arrangement, merger or amalgamation or into which the Company is amalgamated or the Person and which acquires by conveyance or transfer the properties and assets of the Company is not a resident of Canada for purposes of the Income Tax Act (Canada), then such supplemental indenture shall contain standard provisions providing for the payment of “additional amounts” as a gross-up for taxes by the Company, such corporation or Person, as the case may be; and

(5)      the Company or the Guarantor, as the case may be, and the successor Person have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802                   Successor Person Substituted.  Upon any arrangement, consolidation, amalgamation, merger, wind-up, or any conveyance or transfer of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 801, the successor Person formed by such arrangement, consolidation, amalgamation, merger, or wind-up or into which the Company or the Guarantor is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein; and in the event of any such conveyance or transfer, the Company or the Guarantor as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities and coupons, or the Guarantees, as the case may be, and may be dissolved and liquidated.

Section 803                   Assumption by Guarantor.  If the Company is required to pay Additional Amounts, the Guarantor, or any of its Subsidiaries, may directly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and the indemnification obligation specified under Section 801(4).  Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Company herein, and the Company shall be released from all obligations and covenants with respect to the Securities.  No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with this Section 803, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor herein remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Securities or related coupons (assuming such Holders are only taxed as residents of the United States) shall have no materially adverse United States federal tax consequences as a result of such assumption.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 901                   Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders of Securities or coupons, the Company and the Guarantor, when authorized by or pursuant to a Board Resolution of the Company and the Guarantor, as applicable, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)      to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities and Guarantees; or

(2)      to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3)      to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(4)      to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(5)      to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)      to secure the Securities or the Guarantees pursuant to the requirements of Section 801 or 1006, or otherwise; or

(7)      to establish the form or terms of Securities of any series and any related coupons or Guarantees as permitted by Sections 201 and 301; or

(8)      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(9)      to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(10)                      to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

(11)                      to effect the assumption by the Guarantor or a Subsidiary thereof pursuant to Section 803.

Section 902                   Supplemental Indentures with Consent of Holders.  With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by or pursuant to a Board Resolution of the Company and the Guarantor, as the case may be, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)      change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest or Additional Amounts on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or manner of calculating such rate), or any premium payable upon the redemption or repayment thereof or change the date(s) or period(s) for any redemption or repayment, or change any obligation of the Company or the Guarantor to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change any Place of Payment where, or the Currency in which, any Security or any premium or interest or Additional Amounts thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

(2)      reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

(3)      modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(4)      change in any manner adverse to the interests of the Holders of Securities of any series the terms and conditions of the obligations of the Guarantor under the Guarantees endorsed thereon in respect of the due and punctual payment of the principal thereof and any premium and interest thereof or any sinking fund payments provided in respect thereof.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 903                   Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall (subject to Section 315 of the Trust Indenture Act) be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and complies with the applicable provisions of this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904                   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 905                   Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906                   Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, the Guarantees endorsed thereon may be prepared and executed by the Guarantor and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

Section 1001           Payment of Principal, Premium and Interest.  The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this

Indenture.  Any interest due on Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 1004 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.  Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal of and premium and interest (if any) may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.  Unless otherwise specified as contemplated by Section 301 with respect to any series of Bearer Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

Section 1002           Maintenance of Office or Agency.  If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company or the Guarantor, as the case may be, in respect of the Securities of that series and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company or the Guarantor, as the case may be, in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company or the Guarantor, as the case may be, will maintain a Paying Agent for the Securities of that series in Canada or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, and where notices and demands to or upon the Company or the Guarantor, as the case may be, in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and  surrendered for payment at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

If Securities of a series are issuable only as Registered Securities, the Guarantor shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment pursuant to any Guarantee and where notices and demands to or upon the Guarantor in respect of any Guarantee and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Guarantor will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment pursuant to any Guarantee and where notices and demands to or upon the Guarantor in respect of any Guarantee and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment pursuant to any Guarantee in the circumstances described in the following paragraph (and not otherwise) and (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment pursuant to any Guarantee; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Guarantor will maintain a Paying Agent for the Securities of that series in Canada or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange.  The Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency.  If at any time the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, in London, England, and the Guarantor hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest by or on behalf of the Guarantor on Bearer Securities shall be made at any office or agency of the Company or the Guarantor, as the case may be, in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, notwithstanding anything to the contrary contained herein, if the Securities of a series are payable in Dollars, payment of principal of (and premium, if any) and interest, if any, by or on behalf of the Guarantor on any Bearer Security shall be made at the office of the Company’s or the Guarantor’s, as the case may be, Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for such purpose by the Company or the Guarantor, as the case may be, in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company or the Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company or the Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, subject to the immediately preceding paragraph, the Company and the Guarantor each hereby designate as Places of Payment for each series of Securities the office or agency of the Company or the Guarantor, as the case may be, in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent and the Corporate Trust Office of the Trustee as the Office or Agency of the Company, to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency other than Dollars or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company or the Guarantor, as the case may be, will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

Section 1003           Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own, or authorize the Guarantor to act as, Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal of (and premium, if any) and interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest or Additional Amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order or Guarantor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company upon Company Request (if then held by the Company) or, if deposited by the Guarantor, paid to the Guarantor on Guarantor Request shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment of such principal, premium or interest on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company or the Guarantor cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor, as the case may be.

Section 1004           Additional Amounts.  All payments of, or in respect of, principal of and any premium and interest on the Securities, and all payments pursuant to any Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor is organized) or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Canada (or such successor Person’s jurisdiction) or any such subdivision or authority to be withheld or deducted. In that event, the Company or the Guarantor, as applicable, will pay such additional amounts of, or in respect of, principal and any premium and interest (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Security of the amounts which would have been payable in respect of such Security or the Guarantee thereof, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)      any tax, duty, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein;

(2)      any tax, duty, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between the Holder or beneficial owner of a Security or a third party on behalf of such Holder or beneficial owner by reason of its (or between a fiduciary, settlor, beneficiary member, shareholder or possessor of a power over such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) having some present or former connection with Canada (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor is organized) (including being or having been a citizen or resident of Canada (or such successor Person’s jurisdiction) or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security), or (B) the presentation of such Security or the Guarantee thereof for payment more than 30 days after the date on which such payment became due or was provided for, whichever is later;

(3)      any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of or any premium or interest on the Securities or the Guarantee(s) thereof;

(4)      any amount of any tax, duty, assessment or other charge required to be withheld by a paying agent from a payment on a guaranteed debt security, if such payment can be made without such withholding by any other paying agent;

(5)      any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Company or the Guarantor addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(6)      any withholding or deduction that is imposed on a payment to the Holder or beneficial owner of the Security that is required to be made pursuant to the laws of Canada (or a political subdivision thereof) in effect on the date the Security was issued by the Company;

(7)      any estate, inheritance, gift, sale, transfer, personal property or any similar tax, duty, assessment or other governmental charge; or

(8)      any combination of items (1), (2), (3), (4), (5), (6) and (7).

Additionally, Additional Amounts shall not be paid with respect to any payment in respect of any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision or taxing authority thereof or therein) (or in the case of a successor Person to the Company of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

Prior to the date on which the payment of any Additional Amounts are due, the Company will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable on the applicable payment date and setting forth the amounts so payable, and will set forth such other information necessary to enable the Trustee or any applicable Paying Agent to pay such Additional Amounts to Holders on the payment date.  Any such Officer’s Certificate will be delivered at least two Business Days in advance of when the payments in question are required to be made (unless a shorter period of time is acceptable to the Trustee in its reasonable discretion).  The Company will provide notice to the Holders in accordance with Section 106 stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series (or any payments pursuant to the Guarantee thereof) such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 1005           Statement as to Compliance.  The Company and the Guarantor will each deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s or the Guarantor’s, as the case may be, compliance with all conditions and covenants under this Indenture.  For purposes of this Section 1005, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 1006           Limitation on Liens.  (a)  The Guarantor will not, nor will it permit any Restricted Subsidiary to, issue, incur, assume or guarantee any debt (hereinafter in this Article X referred to as “Debt”) secured by any mortgage, security interest, pledge, lien or other encumbrance (hereinafter called “mortgage” or “mortgages”) upon any Important Property of the Guarantor or of a Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Important Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Securities (together with, if the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

(i)                                  mortgages on any property acquired, constructed or improved by the Guarantor or any Restricted Subsidiary after the date of this Indenture which are created or assumed contemporaneously with, or within 120 days after, such acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Indenture, or (in addition to mortgages contemplated by clauses (ii), (iii) and (iv) below) mortgages on any property existing at the time of acquisition thereof; provided that such mortgages shall not apply to any Important Property theretofore owned by the Guarantor or any Restricted Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(ii)                              mortgages on any property, shares of stock, or indebtedness existing at the time of acquisition thereof from a corporation which is consolidated with or merged into, or substantially all of the assets of which are acquired by, the Guarantor or a Restricted Subsidiary;

(iii)                          mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(iv)                          mortgages to secure Debt of a Restricted Subsidiary to the Guarantor or to another Restricted Subsidiary;

(v)                              mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages and mortgages given to secure indebtedness incurred in connection with the financing of construction of pollution control facilities, the interest on which indebtedness is exempt from income taxes under the Internal Revenue Code of the United States of America;

(vi)                          any deposit or pledge of assets (1) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Guarantor or a Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Guarantor or a Restricted Subsidiary, or (2) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or (3) with any governmental agency, which deposit or pledge is required or permitted to qualify the Guarantor or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to workers’ compensation, unemployment insurance, old age pensions, social security, or similar matters, or (4) made in the ordinary course of business to obtain the release of mechanics’, workmen’s, repairmen’s, warehousemen’s or similar liens, or the release of property in the possession of a common carrier;

(vii)                      mortgages existing on property acquired by the Guarantor or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

(viii)                  judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(ix)                          mortgages for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any mortgage referred to in the foregoing clauses (i) to (viii), inclusive, or in this clause (ix); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property);

(x)                              liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the Guarantor, materially impair the use of such property in the operation of the business of the Guarantor or a Restricted Subsidiary or the value of such property for the purposes of such business;

(xi)                          any transaction characterized as a sale of receivables (retail or wholesale) but reflected as secured indebtedness on a balance sheet in conformity with generally accepted accounting principles then in effect;

(xii)                      mortgages on Margin Stock owned by the Guarantor and its Restricted Subsidiaries to the extent such Margin Stock so mortgaged exceeds 25% of the fair market value of the sum of the Important Property of the Guarantor and the Restricted Subsidiaries plus the shares of stock (including Margin Stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

(xiii)                  mortgages on any Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

(b)      The provisions of paragraph (a) of this Section 1006 shall not apply to the issuance, incurrence, assumption or guarantee by the Guarantor or any Restricted Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Guarantor and its  Restricted Subsidiaries that is secured by mortgages (other than mortgages permitted by paragraph (a) of this Section 1006) and would otherwise be subject to the foregoing restrictions and the Attributable Debt in respect of Sale and Lease-back Transactions (as defined in Section 1007) in existence at such time (other than Sale and Lease-back Transactions which, if the Attributable Debt in respect of such Sale and Lease-back had been a mortgage, would have been permitted by subdivision (i) of paragraph (a) of this Section 1006 and other Sale and Lease-back Transactions the proceeds of which have been applied or committed to be applied in accordance with paragraph (b) or (c) of Section 1007) does not at the time exceed 5% of Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

The term “Attributable Debt” shall mean, as of any particular time, the present value, discounted at a rate per annum equal to the weighted average interest rate of all Securities Outstanding at the time under this Indenture compounded semiannually, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

The term “Consolidated Net Tangible Assets” shall mean the aggregate amount of assets (less applicable reserves and other items properly deductible in accordance with U.S. generally accepted accounting principles) of the Guarantor and of its consolidated Subsidiaries after deducting therefrom (a) all current liabilities (excluding any constituting funded debt, as defined in Section 1007, by reason of their being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

The term “Important Property” shall mean (i) any manufacturing plant, including land, all buildings and other improvements thereon, and all manufacturing machinery and equipment located therein, used by the Guarantor or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Guarantor or such Restricted Subsidiary, (ii) the executive office and administrative building of the Guarantor in Moline, Illinois, and (iii) research and development facilities, including land and buildings and other improvements thereon and research and development machinery and equipment located therein, except in any case property of which the aggregate fair value as determined by the Board of Directors does not at the time exceed 1% of Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Guarantor.

The term “Margin Stock” has the meaning given such term in Regulation U of the Board of Governors of the Federal Reserve System.

The term “Restricted Subsidiary” shall mean any Subsidiary (i) engaged in, or whose principal assets consist of property used by the Guarantor or any Restricted Subsidiary in, the manufacture of products within the United States of America or Canada, or in the sale of products principally to customers located in the United States of America or Canada except any corporation which is a retail dealer in which the Guarantor has, directly or indirectly, an investment under an arrangement providing for the liquidation of such investment, or (ii) which the Guarantor shall designate as a Restricted Subsidiary in an Officer’s Certificate delivered to the Trustee.

(c)       If, upon any consolidation or merger of any Restricted Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into the Guarantor or any Restricted Subsidiary or upon any sale or conveyance of the property of any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by the Guarantor or any Restricted Subsidiary by purchase or otherwise of all or any part of the property of any other Person, any Important Property theretofore owned by the Guarantor or such Restricted Subsidiary would thereupon become subject to any mortgage not permitted by the terms of paragraph (a) or (b) of this Section 1006, the Guarantor, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Restricted Subsidiary to, secure payment of the principal of and interest on the Securities (equally and ratably with or prior to any other indebtedness of the Guarantor or such Subsidiary then entitled thereto) by a direct lien on all such property prior to all liens other than any liens theretofore existing thereon by supplemental indenture hereto or otherwise.

(d)     If at any time the Guarantor or any Restricted Subsidiary shall issue, incur, assume or guarantee any Debt secured by any mortgage not permitted by this Section 1006, to which the covenant in paragraph (a) of this Section 1006 is applicable, the Guarantor will promptly deliver to the Trustee:

(i)                                  an Officer’s Certificate stating that the covenant of the Guarantor contained in paragraph (a) or (c) of this Section 1006 has been complied with; and

(ii)                              an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Guarantor in the performance of such covenant comply with the requirements of such covenant.

In the event that the Guarantor shall hereafter secure the Securities equally and ratably with or prior to any other obligation or indebtedness pursuant to the provisions of this Section 1006, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of the Securities so secured, equally and ratably with or prior to such other obligations or indebtedness.

Section 1007           Limitation on Sale and Lease-back Transactions.  The Guarantor will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing to the Guarantor or any Restricted Subsidiary of any Important Property owned or hereafter acquired by the Guarantor or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries), which Important Property has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person (herein referred to as a “Sale and Lease-back Transaction”) unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and either (a) the Guarantor or such Restricted Subsidiary would be entitled, pursuant to the provisions of (1) clause (a)(i) of paragraph (a) of Section 1006 or (2) paragraph (b) of Section 1006 hereof, to incur Debt secured by a mortgage on the Important Property to be leased without equally and ratably securing the Securities, or (b) the Guarantor shall, and in any such case the Guarantor covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount equal to the fair value (as so  determined) of such property to the redemption pursuant to Section 1101 hereof or the purchase and retirement of Securities or to the payment or other retirement of funded debt for money borrowed, incurred or assumed by the Guarantor which ranks senior to or pari passu with the Securities or of funded debt for money borrowed, incurred or assumed by any Restricted Subsidiary (other than, in either case, funded debt owned by the Guarantor or any Restricted Subsidiary), or (c) the Guarantor shall, at or prior to the time of entering into the Sale and Lease-back Transaction, enter into a bona fide commitment or commitments to expend for the acquisition or improvement of an Important Property an amount at least equal to the fair value (as so determined) of such property. For this purpose, funded debt means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

Section 100s8     Waiver of Certain Covenants.  The Company and the Guarantor, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006, 1007 and, as specified pursuant to Section 301(15) for Securities of any series, in any covenants of the Company or the Guarantor added to Article X pursuant to Section 301(14) or Section 301(15) in connection with Securities of a series, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 1101           Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102           Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103           Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, (i) in accordance with the procedures of the depository to the extent Securities are issued in global form or (ii) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1104           Notice of Redemption.  Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give  such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1)      the Redemption Date,

(2)      the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106,

(3)      if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)      in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of the same series of authorized denominations for the principal amount thereof remaining unredeemed,

(5)      that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)      the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)      that the redemption is for a sinking fund, if such is the case,

(8)      that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

(9)      if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

(10)          the CUSIP or the ISIN number or the Euroclear or the Clearstream reference numbers of such Security, if any.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 1105           Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article XII, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

Section 1106           Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall if the same were interest-bearing cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest, and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest or Additional Amounts represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security or, in the case of an Original Issue Discount Security, at the Yield to Maturity of such Security.

Section 1107           Securities Redeemed in Part.  Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article XII) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute, the Guarantor shall execute the Guarantee endorsed on, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  However, if less than all the Securities of any series with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date.

Section 1108           Optional Redemption Due to Changes in Tax Treatment.  Each series of Securities may be redeemed at the option of the Company or the Guarantor (or their successors) in whole but not in part at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed only on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if, (i) the Company or the Guarantor is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Canada (or in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of issuance of such series pursuant to Section 301(7) (or in the case of a successor Person to the Company, the date on which such successor Person became such or in the case of an assumption by the Guarantor or its Subsidiaries of obligations of the Company under the Securities, the date of such assumption), or (ii) as a result of any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada (or in the case of a successor Person to the Company, to which the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) is a party, which change, execution or amendment becomes effective on or after a date on which the Guarantor or any of its Subsidiaries (an “Intercompany Debtor”) borrows money from the Company, the Intercompany Debtor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, premium, if any, or interest, and the payment of such Additional Amounts, in the case of clause (i), or such deductions or withholding, in the case of clause (ii), cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or the Intercompany Debtor. Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, the Company will deliver to the Trustee an Officer’s Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have been satisfied.

Further, if, pursuant to Section 801(4) of this Indenture, a Person into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets has been or would be required to pay any Additional Amounts as therein provided, each series of Securities may be redeemed at the option of such Person in whole, but not in part, at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed only on any Interest Payment Date), at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities). Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, such Person shall deliver to the Trustee an Officer’s Certificate stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Securities pursuant to this Section have been satisfied.

ARTICLE XII

SINKING FUNDS

Section 1201           Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202           Satisfaction of Sinking Fund Payments with Securities.  The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or  through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities; provided that such Securities so delivered or applied as a credit have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 1203           Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited.  If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE XIII

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301           Applicability of Article.  Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

Section 1302           Repayment of Securities.  Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at the Repayment Price thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Company and the Guarantor covenant that on or before the Repayment Date the Company or the Guarantor will deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1303           Exercise of Option.  Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  To be repaid at the option of the Holder, except as otherwise specified or contemplated by Section 301 for Securities of such series, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date.  The Holder must also send the Paying Agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the Security and the “Option to Elect Repayment” form will be received by the Paying Agent no later than five Business Days after such facsimile or letter.  If less than the entire Repayment Price of such Security is to be repaid in accordance with the terms of such Security, the portion of the Repayment Price of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of such Security surrendered that is not to be repaid, must be specified.  Any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such  repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company and the Guarantor.

Section 1304           When Securities Presented for Repayment Become Due and Payable.  If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company or the Guarantor on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company and the Guarantor shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void.  Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the Repayment Price of such Security so to be repaid shall be paid by the Company or the Guarantor, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company and the Guarantor shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company, the Guarantor and the Trustee if there be furnished to them such security or indemnity as they may  require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

If any Security surrendered for repayment shall not be so repaid upon surrender thereof, the Repayment Price shall, until paid, bear interest from the Repayment Date at the rate of interest set forth in such Security or, in the case of an Original Issue Discount Security, at the Yield to Maturity of such Security.

Section 1305   Securities Repaid in Part.  Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute, the Guarantor shall execute the Guarantee endorsed on, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

Section 1401   Applicability of Article; Company’s and Guarantor’s Option to Effect Defeasance or Covenant Defeasance.  If pursuant to Section 301 provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company and the Guarantor may at their option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or  Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

Section 1402   Defeasance and Discharge.  Upon their exercise of the above option applicable to this Section with respect to any Securities of or within a series, each of the Company and the Guarantor shall be deemed to have been discharged from their respective obligations with respect to such Outstanding Securities and any coupons appertaining thereto and under the Guarantee in respect thereof on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto and under the Guarantee in respect thereof which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under such Securities and any coupons appertaining thereto and under the Guarantee in respect thereof and this Indenture insofar as such Securities and any coupons appertaining thereto and the Guarantee in respect thereof are concerned (and the Trustee, at the expense of the Company and the Guarantor shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company’s and the Guarantor’s obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, to the extent then unknown, on such Securities as contemplated by Section 1004, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XIV.  Subject to compliance with this Article XIV, the Company or the Guarantor may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities and any coupons appertaining thereto.

Section 1403   Covenant Defeasance.  Upon the Company’s or the Guarantor’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantor shall be released from their respective obligations under Sections 1006 and 1007, and, if specified pursuant to Section 301, its obligations under any additional covenant other than Section 1001, with respect to such Outstanding Securities and any coupons appertaining thereto and the Guarantee in respect thereof on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1006 and 1007, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or 501(7) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto and the Guarantee in respect thereof shall be unaffected thereby.

Section 1404   Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto and the Guarantees in respect thereof:

(a)        The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount (in such Currency in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity), or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the Currency in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, and any Additional Amounts then known on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

(b)        Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

(c)        No Default or Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(5) and 501(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)       In the case of an election under Section 1402, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (1)(i) the Company or the Guarantor has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred and (2) the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss under the tax laws of Canada as a result of such defeasance and will be subject to tax under the laws of Canada on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)        In the case of an election under Section 1403, the Company or the Guarantor shall have delivered to the Trustee Opinions of Counsel to the effect that (i) the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (ii) the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss under the tax laws of Canada as a result of such covenant defeasance and will be subject to tax under the laws of Canada on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)        The Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s and the Guarantor’s option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company or the Guarantor, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(g)        The Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate stating that such Outstanding Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(h)        Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or the Guarantor in connection therewith pursuant to Section 301.

Section 1405   Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any  Paying Agent (including the Company or the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company or the Guarantor, as the case may be, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company Request, or the Guarantor, as the case may be, upon the Guarantor Request, any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE XV

MEETINGS OF HOLDERS OF SECURITIES

Section 1501   Purposes for Which Meetings May Be Called.  If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502   Call, Notice and Place of Meetings.  (a)  The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York or in London as the Trustee shall determine.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)  In case at any time the Company or the Guarantor, pursuant in either case to an applicable Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the

Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 1503   Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantor and their respective counsel.

Section 1504   Quorum; Action.  The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any  request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i)         there shall be no minimum quorum requirement for such meeting; and

(ii)        the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 1505   Determination of Voting Rights; Conduct and Adjournment of Meetings.  (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b)  The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company, the Guarantor or by Holders of Securities as provided in Section 1502(b), in which case the Company, the Guarantor or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)  At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 1506   Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, to the Guarantor and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 1507   Action Without Meeting.  In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders of the applicable percentage of the principal amount of all outstanding Securities (or Securities of an applicable series) by written instruments signed in one or more counterparts as provided in Section 104.

ARTICLE XVI

GUARANTEE OF SECURITIES

Section 1601   Guarantee.  This Section 1601 and Section 1602 apply to the Securities of any series to the extent that the form of the Guarantee to be endorsed on such Securities is not otherwise specifically established as contemplated by Sections 301 and 204.

The Guarantor hereby fully and unconditionally guarantees to the Trustee and each Holder of a Security of each series authenticated and delivered by the Trustee the due and punctual payment of the principal (including any amount due in respect of original issue discount) of and any premium and interest on and Additional Amounts with respect to such

Security, and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture and the full and punctual payment of all other amounts payable by the Company under this Indenture. The Guarantor hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute, irrevocable by the Guarantor and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture or to bring any action to enforce the same, any failure to enforce the provisions of any Security of any series or this Indenture, any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of any Security of any series or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect of any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Security except by payment in full of the principal thereof and any premium, interest and Additional Amounts (if any) thereon or as provided in Article IV, Section 802 or Article XIV.  The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or reduced in amount or must otherwise be restored or returned to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

The Guarantor hereby waives, in favor of the Holders and the Trustee, any and all of its rights, protections, privileges and defenses provided by any applicable law to a guarantor and waives any right of set-off which the Guarantor may have against the Holder of a Security in respect of any amounts which are or may become payable by the Holder of a Security to the Company.

The Guarantor shall be subrogated to all rights of each Holder of Securities against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest on all the Securities of the same series and of like tenor shall have been paid in full.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.  The Guarantor agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under the Guarantee.

No past, present or future stockholder, officer, director, employee or incorporator of the Guarantor shall have any personal liability under the Guarantee set forth in this Section 1601 by reason of his or its status as such stockholder, officer, director, employee or incorporator.

The Guarantee set forth in this Section 1601 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

Section 1602   Execution of Guarantee.  To evidence its Guarantee to the Holders specified in Section 1601, the Guarantor hereby agrees to execute the Guarantee in substantially the form set forth in Section 204 to be endorsed on each Security authenticated and delivered by the Trustee.  The Guarantor hereby agrees that its Guarantee set forth in Section 1601 shall remain in full force and effect notwithstanding any failure to endorse on each Security such Guarantee.  Each such Guarantee shall be signed on behalf of the Guarantor, by its President, one of its Vice Presidents, its Treasurer or its Secretary prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of the Guarantor.  Such signatures upon the Guarantee may be manual or facsimile signatures of any present, past or future such officers and may be imprinted or otherwise reproduced below the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to hold such offices before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to hold such office of the Guarantor.

*   *   *   *   *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

DEERE FUNDING CANADA CORPORATION

By:	/s/ Thomas C. Spitzfaden
Name: Thomas C. Spitzfaden
Title: Vice President

DEERE & COMPANY

By:	/s/ Thomas C. Spitzfaden
Name: Thomas C. Spitzfaden
Title: Treasurer and Vice President

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ Rita Duggan
Name:	Rita Duggan
Title:	Vice President

[Deere Funding Canada Corporation - Signature Page to Indenture]

EXHIBIT A

FORMS OF CERTIFICATION

EXHIBIT A-1

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED

TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST

PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Deere Funding Canada Corporation or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

A-1-1

This certificate excepts and does not relate to [U.S.$]                      of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                         ,

To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signatory)
Name:
Title:

A-1-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND

CLEARSTREAM IN CONNECTION WITH THE EXCHANGE OF

A PORTION OF A TEMPORARY GLOBAL SECURITY

OR TO OBTAIN INTEREST PAYABLE PRIOR

TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, based solely on certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]                     principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Deere Funding Canada Corporation or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations

A-2-1

with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                         ,

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[EUROCLEAR BANK S.A./N.V.]
[CLEARSTREAM BANKING SOCIETE ANONYME]

By

A-2-2